================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           FIGGIE INTERNATIONAL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      SAME
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                           FIGGIE INTERNATIONAL INC.
                       5875 LANDERBROOK DRIVE, SUITE 250
                          MAYFIELD HEIGHTS, OHIO 44124

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Class A Common Stock, par value $.10 per share, and the holders of Class B Common Stock, par value $.10 per share, of Figgie International Inc. (the "Corporation") will be held at Figgie International Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio, on Wednesday, May 20, 1998, at 1:00 p.m. local time, to consider and take action with respect to the following:

     1. To elect a class of two Directors each for a term of three years and a nominee for the class whose term expires in the year 2000, such elected directors to serve until their successors shall be elected and qualified.

     2. To approve an amendment to the Corporation's Restated Certificate of Incorporation to change the name of the Corporation.

     3. To approve the Director's Stock Option Plan providing for the issuance of Class A Common Stock to Directors of the Corporation subject to certain restrictions; and

     4. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Holders of Class A Common Stock and holders of Class B Common Stock of record at the close of business on March 24, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                              By Order of the Board of Directors

                                              Glen W. Lindemann
                                              President and Chief Executive
                                              Officer

Dated: April 17, 1998

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY/VOTING
            INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           FIGGIE INTERNATIONAL INC.
                       5875 LANDERBROOK DRIVE, SUITE 250
                          MAYFIELD HEIGHTS, OHIO 44124

                            ------------------------

                                PROXY STATEMENT

                            MAILED ON APRIL 17, 1998

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Figgie International Inc. (the "Corporation") to be used at the Annual Meeting of the holders of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and the holders of Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), of the Corporation to be held on May 20, 1998 and at any adjournments thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

     The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or telegraph, and the Corporation may pay persons holding shares for others their expenses in sending proxy material to their principals. Solicitation of proxies may also be made on behalf of the Board of Directors by Morrow & Company at a total cost, including fees and expenses, of approximately $6,000. Proxies may be solicited by Morrow & Company by personal interview, mail, telephone, facsimile and telegraph.

                                 VOTING RIGHTS

     Only stockholders of record at the close of business on March 24, 1998 are entitled to notice of and to vote at the Annual Meeting. The proxy will also serve to instruct the trustees of the Figgie International Inc. Stock Ownership Trust and Plan (the "ESOP"), the Figgie International Inc. 401(k) Savings Plan for Salaried Employees, the Figgie International Inc. 401(k) Savings Plan for Hourly Employees and the Figgie International Inc. 401(k) Savings Plan for Bargaining Unit Employees on how to vote any shares of the Corporation's common stock held by the plans. The number of shares printed on the proxy/voting instruction card accompanying this proxy statement includes, when applicable, shares allocated to the participants in any such plan.

     At the close of business on March 24, 1998, the Corporation had outstanding 13,786,030 shares of Class A Common Stock and 4,711,847 shares of Class B Common Stock. The holders of issued and outstanding shares of Class A Common Stock are generally entitled to 1/20 of one vote for each share held by them on each matter to be presented with certain exceptions set forth below. The holders of issued and outstanding shares of Class B Common Stock are generally entitled to one vote for each share held by them on each matter to be presented with certain exceptions set forth below.

     Article Sixth of the Corporation's Restated Certificate of Incorporation (the "Substantial Stockholder Provision") places limitations on the ability of certain persons coming within the definition of a "Substantial Stockholder" (other than any employee stock ownership or similar plan of the Corporation or a trustee with respect thereto) to vote shares of the Corporation's voting stock beneficially owned by them. A Substantial Stockholder is defined as any beneficial owner of more than a "threshold percent-age"-- generally 20.00% -- of the outstanding shares of any class of voting stock of the Corporation. If a stockholder's percentage of shares of a class of voting stock of the Corporation increases above the threshold applicable to him as a result of purchases, redemptions or other acquisitions of shares of the class by the Corporation or decreases below the threshold applicable to him as a result of an issuance of shares of a class by the Corporation or a reduction in beneficial ownership by the stockholder, then the stockholder's threshold percentage is adjusted to equal the percentage of outstanding shares of the class held immediately after such event, but never below 20.00%. The record holders of any shares beneficially owned by a Substantial Stockholder are entitled to 1/20 of one vote for each share of Class A Common Stock held and one vote for each share of Class B Common Stock held up to the Substantial Stockholder's threshold percentage of each class or series, and 1/100 of such vote for each share held in excess of such threshold percentage for each class or series. Thus, a Substantial Stockholder holding shares in excess of the applicable threshold percentage would be entitled to 1/2000 of a vote for each such share of Class A Common Stock and 1/100 of a vote for each such share of Class B Common Stock. Also, a Substantial Stockholder may exercise a maximum percentage of the voting power of each class or series equal to his threshold percentage for that class plus 5%. The excess shares owned above the threshold percentage plus 5% cannot be voted by the Substantial Stockholder. The aggregate voting power of a Substantial Stockholder, so limited, is allocated proportionately among the record holders of the shares beneficially owned by the Substantial Stockholder.

     As of March 24, 1998, the Corporation believes that no stockholder of the Corporation beneficially owned shares in excess of such stockholder's applicable threshold percentage.

     The holders of record of shares entitled to cast a majority of the votes entitled to be cast must be present in person or represented by proxy in order to constitute a quorum for the holding of the Annual Meeting.

     The candidates for election as Directors receiving a plurality of the votes of holders of Class A Common Stock and holders of Class B Common Stock present in person or represented by proxy, voting together and not as separate classes, will be elected to the applicable classes. The affirmative vote of a majority of the votes of holders of Class A Common Stock and holders of Class B Common Stock voting together and not as separate classes, is required for the adoption of the proposed amendment to the Restated Certificate of Incorporation. The affirmative vote of a majority of the votes of holders of Class A Common Stock and holders of Class B Common Stock present in person or represented by proxy, voting together and not as separate classes, is required for the approval of the Directors' Stock Option Plan.

     Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the adoption of the Amendment to the Restated Certificate of Incorporation, "FOR" the approval of the Directors' Stock Option Plan, and "FOR" the election of the nominees for Director named in the Proxy Statement. Shares represented by proxies which are marked "WITHHELD" with regard to the election of the nominees for Director will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with respect to either of the other matters presented for consideration at the annual meeting will be considered in person or represented by proxy at the meeting and, accordingly, will have the effect of a negative vote because those matters require the affirmative vote of a majority of the votes of holders of shares present in person or represented by proxy.

     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Corporation addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

     The stockholders named in the following table are those which are known to the Corporation to be the beneficial owners of 5% or more of the Corporation's Class A Common Stock or Class B Common Stock. Unless otherwise indicated, the information is as of March 24, 1998. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, the Corporation believes that each owner listed below exercises sole voting and dispositive power over his or its shares.

                                                                           AMOUNT AND
                                                                           NATURE OF      PERCENT
                                         NAME AND ADDRESS OF               BENEFICIAL       OF
       TITLE OF CLASS                      BENEFICIAL OWNER                OWNERSHIP       CLASS
       --------------                      ----------------                ---------       -----
Class A Common Stock          NewSouth Capital Management, Inc.           1,660,388(1)     12.0%
                              1000 Ridgeway Loop Road, Suite 233
                              Memphis, TN 38120
Class A Common Stock          Reich & Tang Asset Management, L.P.         1,657,000(2)     12.0%
                              600 Fifth Avenue
                              New York, NY 10020
Class A Common Stock          J.O. Hambro & Partners Limited                736,100(3)      5.3%
                              10 Park Place
                              London SW1A 1LP
                              England
Class B Common Stock          The Figgie Family Group                       939,088(4)     19.9%
                              37001 Shaker Boulevard
                              Hunting Valley, OH 44022
Class B Common Stock          Wilmington Trust Corporation                  876,282(5)     18.6%
                              1100 North Market Street
                              Wilmington, DE 19890
Class B Common Stock          Mentor Partners LP                            433,300(6)      9.2%
                              500 Park Avenue
                              New York, NY 10022
Class B Common Stock          The Goldman Sachs Group, L.P.                 337,388(7)      7.2%
                              85 Broad Street
                              New York, NY 10004

---------------

(1) This amount, as reflected in a report on Schedule 13G dated February 12, 1998 and as of December 31, 1997, consists of 1,542,888 shares as to which the reporting person claims sole voting power; 117,500 shares as to which the reporting person claims shared voting power; and 1,660,388 shares as to which the reporting person claims sole dispositive power. The reporting person does not claim any shared dispositive power.

(2) This amount, as reflected in a report on schedule 13G dated February 12, 1998 and as of February 12, 1998, consists of 1,657,000 shares as to which the reporting person claims shared voting power and 1,657,000 shares as to which the reporting person claims shared dispositive power. The reporting person does not claim any sole voting power or sole dispositive power.

(3) This amount, as reflected in a report on Schedule 13D dated September 9, 1997 and as of July 21, 1997, filed by J. O. Hambro & Partners Limited ("Hambro Partners"), Christopher Harwood Bernard Mills, J. O. Hambro & Company Limited and J. O. Hambro Asset Management Limited, as a group, consists of 736,100 shares as to which the reporting persons claim shared voting and dispositive power. The reporting persons do not claim any sole voting or dispositive power. The Schedule 13D reports that, pursuant to agreements, Hambro Partners and Christopher Harwood Bernard Mills have the shared right to transfer or vote the shares owned by two investment trust companies. In addition, pursuant to agreement, Hambro Partners has the right to transfer shares owned by an investment company which is managed by an investment manager that has the right to transfer and vote the shares. The investment company and investment manager also filed as part of the group.

(4) This amount, based upon reports on Form 4 dated August 25, 1997, filed by Harry E. Figgie, Jr. and Nancy F. Figgie, and a report on Schedule 13D/A dated July 2, 1997, filed by Harry E. Figgie, Jr., Nancy F. Figgie, Harry E. Figgie, III, Mark P. Figgie, Matthew P. Figgie, The Figgie Family Foundation and The Clark-Reliance Corporation, as a group, consists of 579,734 shares as to which Harry E. Figgie, Jr. claims sole voting and dispositive power, 57,881 shares as to which Nancy F. Figgie claims sole voting and dispositive power, 105,995 shares as to which Harry E. Figgie, III claims sole voting and dispositive power, 58,189 shares as to which Mark P. Figgie claims sole voting and dispositive power, 613 shares as to which Matthew P. Figgie claims sole voting and dispositive power, 2,112 shares as to which The Figgie Family Foundation claims sole voting and dispositive power and as to which Harry E. Figgie, Jr. claims shared voting and dispositive power and 134,564 shares as to which The Clark-Reliance Corporation claims sole voting and dispositive power. Except as indicated, the reporting persons do not claim any shared voting power or shared dispositive power. The members of the Figgie Family Group filed a report on Schedule 13D/A with the Securities and Exchange Commission (the "SEC") on September 11, 1995 to report their formation of a "group" for the purpose of disposing of their investment in the Corporation.

(5) This amount, as reflected in a report on Schedule 13G dated February 6, 1998 and as of December 31, 1997, filed by Wilmington Trust Corporation ("WT Corporation") and its wholly-owned subsidiary, Wilmington Trust Company ("WT Company"), consists of 244,622 shares as to which WT Corporation and WT Company claim sole voting and dispositive power and 631,577 shares as to which WT Corporation and WT Company claim shared voting and dispositive power.

(6) This amount, as reflected in a report on Schedule 13D/A dated December 28, 1995 and as of December 27, 1995, consists of 433,300 shares as to which the reporting person claims sole voting and dispositive power. The reporting person does not claim any shared voting power or shared dispositive power.

(7) This amount, as reflected in a report on Amendment No. 1 to Schedule 13G dated February 14, 1998 and as of December 31, 1997, filed by The Goldman Sachs Group, L.P., and its wholly-owned subsidiary, Goldman Sachs & Co., consists of 337,388 shares as to which the reporting persons claim shared voting power and 337,388 shares as to which the reporting persons claim shared dispositive power. Goldman Sachs Trust on behalf of Goldman Sachs Small Cap Value Fund, whose ownership is also reflected on Schedule 13G, claims shared voting power as to 239,300 shares and shared dispositive power as to 239,300 shares. The reporting persons do not claim any sole voting power or sole dispositive power.

                         STOCK OWNERSHIP OF DIRECTORS,
                   NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS
                        AND ONE FORMER EXECUTIVE OFFICER

     The following table and notes thereto set forth information, as of March 24, 1998 (except as specified below), with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by each Director, each nominee for Director and each Executive Officer named in the Summary Compensation Table (which includes one former Executive Officer) and, as a group, by the Directors and current Executive Officers of the Corporation, based upon information furnished to the Corporation by such persons.

                                                          AMOUNT OF BENEFICIAL
                                                             OWNERSHIP AS OF
                                                            MARCH 24, 1998(1)
                                                            -----------------
                                           CLASS A      PERCENTAGE     CLASS B      PERCENTAGE
       NAME OF BENEFICIAL OWNER          COMMON STOCK    OF CLASS    COMMON STOCK    OF CLASS
       ------------------------          ------------    --------    ------------    --------
Fred J. Brinkman.......................        500           *           3,600            *
Robert P. Collins......................          0           *             300            *
Glen W. Lindemann......................     45,577(2)(6)                 1,373(2)         *
Frank N. Linsalata.....................          0           *               0            *
F. Rush McKnight.......................      1,315(3)        *           6,580(3)         *
Harrison Nesbit, II....................      1,005(4)        *           6,562(4)         *
John P. Reilly.........................    320,054(5)      2.3%              0            *
William J. Sickman.....................     38,134(2)(7)      *            847(2)         *
Steven L. Siemborski...................    111,480(2)(8)      *            482(2)         *
All Current Directors, and Executive
  Officers as a Group (7 persons)......    406,585(2)        *          19,262(2)         *

---------------

  * Less than one percent (1%).

(1) Except as otherwise indicated in footnote (2) and as limited by the terms of applicable stock plans, each Director, Executive Officer or former Executive Officer owning shares listed or included in this table exercises sole voting and dispositive power over such shares. The shares shown include 414,001 shares of Class A Common Stock with respect to which certain current and former Executive Officers have a right to acquire beneficial ownership within sixty (60) days.

(2) These amounts include shares of Class A Common Stock and Class B Common Stock held by the ESOP which are subject to certain pass-through voting and tendering rights. Participants in this plan are entitled to instruct the trustee of the plan (the "Trustee"), on a confidential basis, on how to vote and how to respond to a tender or exchange offer for shares allocated to their accounts. Under the trust agreement, as amended in November 1994, shares for which no instructions are received can be voted or tendered by the Trustee. The numbers of shares of Class A Common Stock and Class B Common Stock held by the ESOP which have been allocated to the Named Executive Officers and Directors as a group are as follows: Mr.
    Lindemann -- 1,376 shares of Class A Common Stock and 1,373 shares of Class B Common Stock; Mr. Siemborski -- 642 shares of Class A Common Stock and 482 shares of Class B Common Stock; Mr. Sickman -- 927 shares of Class A Common Stock and 847 shares of Class B Common Stock; and all current Executive Officers and Directors as a group -- 2,945 shares of Class A Common Stock and 2,702 shares of Class B Common Stock.

(3) These amounts do not include 75 shares of Class A Common Stock and 75 shares of Class B Common Stock owned by Mr. McKnight's wife.

(4) These amounts do not include 2,157 shares of Class A Common Stock and 45 shares of Class B Common Stock owned by Mr. Nesbit's wife.

(5) This amount includes 300,000 shares that may be acquired within sixty (60) days by exercising a stock option.

(6) This amount includes 34,001 shares that may be acquired within sixty (60) days by exercising stock options.

(7) This amount includes 32,000 shares that may be acquired within sixty (60) days by exercising stock options.

(8) This amount includes 48,000 shares that may be acquired within (60) days by exercising stock options. On March 9, 1998, Mr. Siemborski was granted an option to purchase 23,000 shares. Upon Mr. Siemborski's resignation from the Corporation on March 31, 1998, the Stock Option Committee approved the immediate vesting of all option grants and extended the period the options can be exercised to March 31, 1999.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than five (5) nor more than eleven (11) members and that, within such limits, the Board of Directors is empowered to increase or decrease the total number of Directors as well as the number of Directors in each class provided that each class shall continue to consist of, as nearly as may be, one-third of the whole number of the Board of Directors. Prior to April 1, 1998, the Board of Directors of the Corporation was fixed at seven (7) Directors divided into three (3) classes of three (3), two (2) and two (2) Directors each. Steven L. Siemborski resigned from the Corporation and from his position on the Board of Directors on March 31, 1998. Following his resignation, the Board of Directors determined to fix the size of the Board effective April 1, 1998 at six
(6) Directors. The term of office of one class of Directors expires each year and at each annual meeting the successors to the Directors of the class whose term is expiring in that year are elected to hold office for a term of three (3) years and until their successors shall be elected and qualified.

     The three (3) directorships expiring this year are presently filled by Fred
J. Brinkman, F. Rush McKnight and John P. Reilly. F. Rush McKnight and John P. Reilly have stated that they will stand for re-election as Directors but Fred J. Brinkman will not stand for re-election. The Board has determined to fix the size of each class of Directors at two (2) Directors each as of the date of the Annual Meeting. The Board has nominated for election at this Annual Meeting, F. Rush McKnight and John P. Reilly as nominees for the class of Directors whose term expires in 2001 and Frank N. Linsalata as nominee for the class of Directors whose term expires in 2000. If the nominees are elected at this Annual Meeting, the Board of Directors shall consist of six (6) Directors divided into three (3) classes of two (2), two (2) and two (2) Directors each.

     Each of the nominees has informed the Corporation that he is willing to serve for the term to which he is nominated if he is elected. If a nominee for Director should become unavailable for election or is unable to serve as a Director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee as may be named by the Board of Directors.

     The information appearing in the following tables and the notes thereto has been furnished to the Corporation, where appropriate, by the nominees for Director and the Directors continuing in office with respect to: (i) the present principal occupation or employment of each respective nominee and continuing Director and, if such principal occupation or employment has not been carried on during the past five (5) years, the occupation or employment during such period,
(ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past five (5) years, and (iii) the directorships held by each respective nominee or continuing Director on the boards of publicly held and certain other corporations and entities:

                       NOMINEES FOR ELECTION AS DIRECTORS
                            FOR TERMS OF THREE YEARS

                                                                                IF ELECTED,
                                                                                TERM EXPIRES
                                                                                 AT ANNUAL
                                                                SERVED AS         MEETING
                                                                DIRECTOR      OF STOCKHOLDERS
               NAME AND PRINCIPAL OCCUPATION                      SINCE              IN
               -----------------------------                    ---------     ---------------
F. RUSH McKNIGHT, age [68]                                        1985              2001
  Retired Partner, Calfee, Halter & Griswold LLP, Cleveland,
     Ohio, law firm until December 31, 1996, and Managing
     Partner from 1985 to 1991; Director, Universal
     Electronics, Inc.
JOHN P. REILLY, age [54]                                          1995              2001
  Partner, Reilly, Erwin & Company, L.L.C., since September
     1997; Advisory Position, Tomkins PLC, April 1, 1997 to
     September 1997; President & CEO, Stant Corporation,
     January 24, 1997 to April 1997; non-employee Chairman
     of the Board, Figgie International Inc., since January
     24, 1997; Member of Office of the Chairman, Figgie
     International Inc., from January 24, 1997 to September
     22, 1997; Chairman of the Board, Figgie International
     Inc., from May 16, 1995 to January 24, 1997; President,
     Figgie International Inc., from January 3, 1995 to
     January 24, 1997; Chief Executive Officer, Figgie
     International Inc., from January 3, 1995 to January 24,
     1997; President and Chief Executive Officer, Brunswick
     Corporation from 1993 to 1994; President and Chief
     Executive Officer, Tenneco Automotive, from 1987 to
     1993; Director of Aeroquip-Vickers, Inc. (formerly
     known as Trinova Corporation).

                        NOMINEE FOR ELECTION AS DIRECTOR
                            FOR A TERM OF TWO YEARS

                                                                                IF ELECTED,
                                                                                TERM EXPIRES
                                                                                 AT ANNUAL
                                                                SERVED AS         MEETING
                                                                DIRECTOR      OF STOCKHOLDERS
               NAME AND PRINCIPAL OCCUPATION                      SINCE              IN
               -----------------------------                    ---------     ---------------
FRANK L. LINSALATA, age [54]                                        --              2000
  Partner, Linsalata Capital Partners Fund II, L.P., since
     1995; Partner, Linsalata Capital Partners I, L.P. since
     1990; Partner, Edgecliff Investments, since 1985;
     Controlling Owner, Somerset Engineering Division of
     Midland-Ross (now Somerset Technologies), since 1983;
     Chairman of Somerset Technologies.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES FOR DIRECTOR

                         DIRECTORS CONTINUING IN OFFICE

                                                                                IF ELECTED,
                                                                                TERM EXPIRES
                                                                                 AT ANNUAL
                                                                SERVED AS         MEETING
                                                                DIRECTOR      OF STOCKHOLDERS
               NAME AND PRINCIPAL OCCUPATION                      SINCE              IN
               -----------------------------                    ---------     ---------------
ROBERT P. COLLINS, age [60]                                       1997              2000
  President and Chief Executive Officer, GE Fanuc Automation
     North America, Inc., a manufacturer of industrial
     control systems; Co-Chairman, GE Fanuc
     Automation -- Europe; Chairman, GE Fanuc Eberle
     Automation; Chairman, AFE Ltd.; Director, Fanuc
     Robotics Corporation, Beijing Fanuc Mechatronics and
     Fanuc GE Automation -- Singapore.
GLEN W. LINDEMANN, age [58]                                       1996              1999
  President and Chief Executive Officer, Figgie
     International Inc., since September 22, 1997; Member of
     Office of the Chairman, Figgie International Inc., from
     January 24, 1997 to September 22, 1997; President of
     Figgie International Inc.'s Scott Aviation division
     from 1989 to September 22, 1997; President, Paxall
     Circle Machinery from 1986 to 1989; President, Telesis
     Controls Corp. from 1983 to 1986; General Manager,
     Norton Company, Safety Equipment Group from 1979 to
     1983.
HARRISON NESBIT, II, age [71]                                     1969              1999
  Retired Chairman and Director, Godine, Nesbit, McCabe &
     Co., an insurance brokerage firm, from 1987 to 1993;
     former General Agent, State of Virginia, Massachusetts
     Mutual Life Insurance Co.; Director, St. George Metals,
     Inc.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held ten (10) meetings and three (3) telephonic meetings during the year ended December 31, 1997. During the year, no incumbent Director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by any Committee of the Board on which he served.

     The committees of the Board of Directors, their principal functions and their respective memberships are as follows:

    EXECUTIVE AND FINANCE COMMITTEE

     The Executive and Finance Committee acted on behalf of the Board of Directors during the periods of the year in which the Board did not meet and focused particularly on the review and oversight of budgets, issuance of securities, proposed financings and acquisitions and dispositions.

     On April 1, 1998, the Executive and Finance Committee was eliminated.

    AUDIT COMMITTEE

    F.R. McKnight, Chairman
    F. Brinkman
    J. Reilly

     The Audit Committee's principal assignment is the oversight and review of the internal and external audit functions of the Corporation. Until the Annual Meeting of Stockholders on December 10, 1997, the Audit Committee included A.A. Sommer, Jr., who did not stand for re-election as a Director.

    MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

    F. Brinkman, Chairman
    F.R. McKnight
    H. Nesbit, II
    J. Reilly
    R. Collins

     The Management Development and Compensation Committee exercises overall authority with respect to the compensation, development and succession of executive personnel. Until the Annual Meeting of Stockholders on December 10, 1997, the Committee known then as the Management Development-Compensation and Nominating Committee included A.A. Sommer, Jr. and W. Vannoy, who did not stand for re-election as Directors.

    NOMINATING COMMITTEE

    F.R. McKnight, Chairman
    J. Reilly
    G. Lindemann

     The Nominating Committee evaluates candidates for Board membership, makes recommendations with respect to the number of Directors and candidates to be included in the annual proxy materials, and recommends candidates to fill Board vacancies.

    STOCK OPTION COMMITTEE

    H. Nesbit, II, Chairman
    F. Brinkman
    R. Collins

     The Stock Option Committee administers the Figgie International Inc. Key Employees' Stock Option Plan (the "Stock Option Plan") and administered the 1993 Restricted Stock Purchase Plan for Employees (the "Restricted Stock Plan") until its termination as of January 2, 1997.

     The Board committees held the following numbers of meetings during 1997:
Executive and Finance Committee zero (0), Audit Committee two (2), Management Development and Compensation four (4), Nominating Committee four (4), and Stock Option Committee three (3). Not included in these totals are those instances in which the committees took action by written unanimous consent.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Management Development and Compensation Committee (the "Compensation Committee") of the Board of Directors has overall authority with respect to, among other things, the cash compensation paid by the Corporation to executive personnel and other key employees. The Stock Option Committee of the Board of Directors oversees the Corporation's long-term incentive program under which stock options are awarded to key employees, including executives.

     Set forth below are the reports of each committee with respect to executive compensation.

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE CASH COMPENSATION

     The Compensation Committee's cash compensation policies are designed: (a) to align closely the financial interests of the Corporation's executive officers, including the chief executive officer (the "CEO"), with the financial interests of the Corporation's stockholders and thereby to enhance the Corporation's profitability and stockholder value; (b) to provide compensation packages that are competitive and will attract and retain qualified personnel; and (c) to reward individual performance. The Corporation's cash compensation policies are designed to provide an incentive for executive officers to achieve the Corporation's goals by relating a substantial portion of executive compensation directly to the Corporation's performance.

Executive Officer Compensation Policies

     The Compensation Committee, assisted by both an independent compensation consultant and data generated by independent executive compensation analysts, annually establishes ranges of total cash compensation to be paid to executives in each pay grade based upon its review of national surveys of executive compensation which include peer data for diversified corporations of a similar size.

     BASE SALARY. The Compensation Committee establishes base salary ranges for executive officers at amounts that, in general, are substantially similar to the average base salary amounts expected to be paid by companies of comparable size to executives having comparable positions. The performance of such companies is not taken into account by the Compensation Committee because it believes that the Corporation must pay competitive base salaries in order to attract and retain qualified executives. In determining base salaries for specific executive officers, the Compensation Committee takes into account the performance of the executive officers. The base salaries for 1997 for executive officers, other than the former CEO and the former chief financial officer, who had employment agreements, and the current CEO were established during the month of December 1996.

     ANNUAL CASH INCENTIVE AMOUNTS. The Corporation has an incentive program under which the officers have the opportunity to receive a bonus which is directly related to the performance of the Corporation. A bonus pool for officers and other key executives is established based upon actual performance against the Corporation's business plan. The bonus amount for each participant is then calculated in two components: a formula-based component and a discretionary component.

     Fifty percent (50%) of the bonus pool is used for the formula-based component, which is based upon the Corporation achieving a specified amount of net income, and which entitles all participants to receive the same percent of target bonus based upon actual performance. The Target bonus is a percent of base salary, which varies by salary grade, but is the same for all participants within a salary grade. For 1997, Mr. Lindemann received a formula-based bonus for the period of time while serving as president of the Corporation's Scott Aviation division.

     Fifty percent (50%) of the bonus pool is reserved for the discretionary component. The CEO recommends the amount of the discretionary component for each executive officer, other than himself, after assessing the performance of each of those executives. The Compensation Committee then determines the amount of the discretionary award for each executive, including the CEO, up to the maximum percentage of base salary for such award. The discretionary component is based upon the executive's performance, including such person's contributions to the success of those operations for which such person is responsible and to the Corporation in general. Mr. Lindemann and Mr. Siemborski received bonuses for the time served in the Office of the Chairman, until Mr. Lindemann's appointment to the position of President and CEO. In addition, Mr. Lindemann received a guaranteed minimum bonus in accordance with a Letter Agreement dated October 17, 1997. Mr. Sickman received a discretionary bonus for 1997.

     In the future, the formula-based component will be seventy-five percent (75%) of the bonus pool and the discretionary component will be twenty-five percent (25%) because the Compensation Committee believes that bonuses should be weighted more heavily towards the financial performance of the Corporation.

     MANAGEMENT AND RETENTION AGREEMENTS. During 1997, the Corporation entered into restated and amended management agreements with Glen W. Lindemann and William J. Sickman. These agreements were entered into to induce the executive officers to remain with the Corporation. The Compensation Committee determined that the Corporation's best interests required continuity of the Corporation's management team during the Corporation's efforts to accomplish a comprehensive plan for restructuring the Corporation's diverse businesses in order to improve its financial condition and operating results.

CEO Compensation

     In determining the CEO's base salary and the maximum percentages of such base salary amount payable as formula-based and discretionary bonus awards, the Compensation Committee historically has evaluated the compensation paid to chief executive officers of comparable companies. In addition, the amounts of the CEO's base salary and any discretionary bonus award have generally reflected the CEO's performance with respect to operations for which he is specifically responsible as well as the overall success of the Corporation in achieving the strategic goals defined by him and the Corporation's Board of

Directors, taking into account the general economic environment and conditions in the industries in which the Corporation operates.

     The Corporation had no CEO between January 24, 1997 and September 22, 1997 when it named Glen W. Lindemann the CEO. The Corporation entered into a letter agreement dated October 15, 1997 (the "Letter Agreement") with Glen W. Lindemann. The Letter Agreement provides for Mr. Lindemann's employment as President and CEO of the Corporation from October 1, 1997 through December 31, 1997, at a base salary of $29,166.67 per month. In addition, the Letter Agreement provides Mr. Lindemann the following: (i) participation in the Corporation's executive bonus and benefit plans with a guaranteed minimum bonus of $7,500 per month for the three month period with a minimum bonus of $16,250 per month should certain corporate performance targets be met; and (ii) an option to purchase 200,000 shares of the Corporation's Class A Common Stock, at an option price equal to the market closing price on September 19, 1997. It is anticipated that the Corporation will enter into an employment agreement with Mr. Lindemann for a three year period.

       Fred J. Brinkman       Harrison Nesbit, II       Robert P. Collins
                     F. Rush McKnight       John P. Reilly

                         STOCK OPTION COMMITTEE REPORT
                      ON LONG-TERM EXECUTIVE COMPENSATION

     The Stock Option Committee has administered the Corporation's long-term incentive program under which executive officers and other senior executives of the Corporation are provided the opportunity to buy shares of the Common Stock of the Corporation. Starting in 1978, four (4) five-year restricted stock purchase plans were approved by the Corporation's stockholders. On October 19, 1994, the Corporation's stockholders approved the Figgie International Inc. Key Employees' Stock Option Plan (the "Stock Option Plan"). Stock option grants have become the primary equity incentive compensation program of the Corporation since the 1993 Restricted Stock Plan for employees (the "Restricted Stock Plan") was terminated as of January 2, 1997.

Stock Option Plan

     Under the Stock Option Plan, the Corporation may issue non-qualified stock options, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and stock appreciation rights (giving the right to elect a payment equal to the appreciation of the stock value over the option price) to executives and other key employees. The Stock Option Plan is intended to provide additional incentives which will enhance the Corporation's ability to attract and retain key employees and align employees' economic interests with those of the Corporation's stockholders.

     The Stock Option Committee has determined that stock option grants will be made in amounts determined by reference to equity awards made by the companies included in the Corporation's peer group and under the same circumstances in which annual cash incentive awards are made. In December 1996, the Stock Option Plan was amended to authorize the Stock Option Committee to provide that options can be exercised for a period longer than ninety (90) days after termination of employment. Stock option grants are now the Corporation's primary equity incentive compensation program. In 1997, the Stock Option Committee granted options for 332,500 shares to three (3) of the named executive officers.

     The Stock Option Committee believes that stock options granted under the Stock Option Plan will not be subject to the $1,000,000 limit contained in
Section 162(m) of the Internal Revenue Code as it is intended that the option price will be at least the fair market value on the date of grant and that the composition of the committee will meet certain requirements as to independence contained in regulations adopted pursuant to
Section 162(m) of the Internal Revenue Code.

     Pursuant to his Employment Agreement, Mr. Siemborski, the Corporation's former Chief Financial Officer, received the right to purchase 150,000 shares of stock over a four-year period beginning in July, 1994. Prior to 1997, these shares were issued under the former Restricted Stock Plan. In September, 1997, the former Chief Financial Officer received the right to purchase 37,500 shares of Class A Common Stock for $1.00 per share. These shares were issued under the Stock Option Plan.

     On March 9, 1998, Mr. Siemborski was granted an option to purchase 23,000 shares of the Corporation's Class A Common Stock. Upon Mr. Siemborski's resignation from the Corporation on March 31, 1998, the Stock Option Committee approved the immediate vesting of all option grants and extended the period the options can be exercised to March 31, 1999.

CEO Compensation

     In his employment agreement, Mr. Reilly, the Corporation's former CEO, was given the right to acquire 30,000 shares of restricted stock in 1995 under the Restricted Stock Plan. Mr. Reilly exercised the right at a time when the value of the restricted shares he acquired (less the purchase price of $1.00 per share) was $165,000. In addition, pursuant to the terms of his employment agreement, Mr. Reilly was granted options under the Stock Option Plan to acquire 500,000 shares of the Corporation's Class A Common Stock. The options were scheduled to vest in twenty percent (20%) increments of 100,000 shares on each of January 4, 1995, 1996, 1997, 1998 and 1999. Upon Mr. Reilly's resignation as CEO of the Corporation effective January 24, 1997, Mr. Reilly's unvested options to acquire 200,000 shares terminated. The Stock Option Committee amended Mr. Reilly's stock option agreement at the time he resigned from the Corporation and agreed to continue to serve as non-employee Chairman of the Board of Directors and member of the Office of the Chairman to provide that Mr. Reilly's vested options can be exercised upon the latter of December 31, 1997 or the date as of which Mr. Reilly no longer serves as non-employee Chairman of the Board. In February 1998, the Stock Option Committee extended the period the options can be exercised to the latter of December 31, 1998 or the date as of which Mr. Reilly no longer serves as Chairman of the Board.

     Upon his appointment to the position of President and CEO in September 1997, Mr. Lindemann was granted options under the Stock Option Plan to acquire 200,000 shares of the Corporation's Class A Common Stock. These options were provided as the main element of Mr. Lindemann's long-term compensation. The options are scheduled to vest in twenty percent (20%) increments of 40,000 shares on each of September 22, 1998, 1999, 2000, 2001 and 2002. Mr. Lindemann was previously granted options to acquire a total of 52,000 shares of the Corporation's Class A Common Stock while serving as President of the Corporation's Scott Aviation division.

  Harrison Nesbit, II            Fred J. Brinkman            Robert P. Collins

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table shows information concerning the annual and long-term compensation earned during the last three fiscal years, if required, by the Corporation's CEO and each of the Corporation's other executive officers during 1997 whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                   -------------------------------------   -----------------------
                                                                           RESTRICTED   SECURITIES
                                                              OTHER          STOCK      UNDERLYING    ALL OTHER
    NAME AND PRINCIPAL                                       ANNUAL         AWARD(S)     OPTIONS/    COMPENSATION
         POSITION           YEAR    SALARY     BONUS     COMPENSATION(1)      ($)        SARS (#)        (2)
    ------------------      ----    ------     -----     ---------------   ----------   ----------   ------------
John P. Reilly (3)          1997   $ 41,667         --            --              --          --       $33,407
  Chairman, CEO and         1996    500,000   $300,000            --              --          --        38,241
  President                 1995    500,000    250,000      $ 67,198        $165,000     500,000        38,178
Glen W. Lindemann (4)       1997    221,417    203,800            --              --     220,000        26,619
  President and CEO
Steven L. Siemborski(5)     1997    350,000    100,000       482,813              --      62,500        12,820
  Senior Vice President     1996    350,000    182,000       344,531              --          --        21,290
  And Chief Financial       1995    350,000    108,000       448,124              --          --        16,179
  Officer
William J. Sickman (6)      1997    141,917     30,000            --              --      50,000         3,580
  Vice President Corporate
  Relations

---------------

(1) The amounts indicated with respect to Mr. Siemborski represent the difference between the fair market values of the 37,500 shares of Class A Common Stock acquired by Mr. Siemborski in each of 1997, 1996 and 1995 and the prices paid by Mr. Siemborski for those shares.

(2) Includes the following for 1997:

    The discounted value of the benefit to each of the Named Executive Officers of the premium paid by the Corporation during 1997 for one or more split-dollar insurance policies under which the executive receives an interest in the cash surrender value of the policy at the time when the ownership of the policy is split between the executive and the Corporation. The Executive Officers paid a portion of the premium based upon a rate for term life insurance.

(3) Mr. Reilly resigned as CEO and President of the Corporation on January 24, 1997 and remained as the non-employee Chairman of the Board of Directors.

(4) Mr. Lindemann became President and CEO of the Corporation on September 22, 1997. Prior to that time he served as Member of the office of the Chairman of the Board between January 24, 1997 and September 22, 1997 and President of the Corporation's Scott Aviation division.

(5) Mr. Siemborski resigned from the Corporation on March 31, 1998.

(6) Mr. Sickman became an executive officer of the Corporation on February 1, 1997.

STOCK OPTIONS

     The following tables provide information on grants of stock options pursuant to the Stock Option Plan during the year ended December 31, 1997. The Stock Option Plan is administered by the Stock Option Committee of the Board of Directors, which has the authority to determine the individuals to whom options are granted and the terms of all grants thereunder. The Stock Option Plan provides for the issuance of nonqualified stock options and "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), for the Corporation's Class A Common Stock and the granting of stock appreciation rights ("SARs"). The options granted pursuant to the Stock Option Plan have terms of up to ten (10) years from the date of grant and an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant and are non-transferable.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information related to options granted or awarded to the Named Executive Officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF     % OF TOTAL                                                ASSUMED ANNUAL RATES OF STOCK
                       SECURITIES      OPTIONS                                                       PRICE APPRECIATION
                       UNDERLYING     GRANTED TO    EXERCISE OF                                      FOR OPTION TERM(1)
                         OPTIONS     EMPLOYEES IN   BASE PRICE                 EXPIRATION    -----------------------------------
        NAME           GRANTED (#)   FISCAL YEAR     ($/SHARE)    GRANT DATE      DATE       0%           5%             10%
        ----           -----------   ------------   -----------   ----------   ----------    --           --             ---
John P. Reilly.......         --           --              --            --           --     N/A              --              --
Glen W.
  Lindemann(2).......     20,000          3.8          12.375        2/4/97       2/4/04     N/A         100,757         234,808
                         200,000         38.2           13.75       9/22/97      9/22/04     N/A       1,119,526       2,608.972
Steven L.
  Siemborski(3)......     25,000          4.8          12.375        2/4/97       2/4/04     N/A         125,947         293,509
                          37,500          7.2            1.00       9/16/97      11/1/97     N/A             N/A             N/A
William J.
  Sickman(4).........     50,000          9.6          12.375        2/4/97       2/4/04     N/A         251,893         587,019
All Stockholders.....        N/A          N/A             N/A           N/A          N/A     N/A
All Optionees........    523,000          100%        Various       Various      Various     N/A
Options Gain as % of
  all Stockholder
  Gain...............        N/A          N/A             N/A           N/A          N/A

---------------

(1) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of zero percent (0%), five percent (5%) and ten percent (10%). These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. Since Optionees received options with an exercise price equal to the market value on the date of grant, no gain is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to such Optionees.

(2) On February 4, 1997, Mr. Lindemann was granted 20,000 options at an exercise price of $12.375, scheduled to vest in one-third ( 1/3) cumulative installments on each of February 4, 1998, 1999, and 2000. On September 22, 1997, Mr. Lindemann was granted 200,000 options at an exercise price of $13.75, scheduled to vest in one-fifth ( 1/5) cumulative installments on each of September 22, 1998, 1999, 2000, 2001 and 2002.

(3) The 37,000 options were granted pursuant to Mr. Siemborski's employment agreement dated July 1, 1994. These options were immediately exercisable, and this grant expired on November 1, 1997. On March 9, 1998, Mr. Siemborski was granted an option to purchase 23,000 shares. Upon Mr. Siemborski's resignation from the Corporation on March 31, 1998, the Stock Option Committee approved the immediate vesting of all option grants and extended the period the options can be exercised to March 31, 1999.

(4) Mr. Sickman's options are scheduled to vest in one-fifth ( 1/5) cumulative installments on each of February 4, 1998, 1999, 2000, 2001 and 2002.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES TABLE

     The following table provides information related to any stock options exercised by the Named Executive Officers during 1997 and the value of unexercised in-the-money options held by the Named Executive Officers at December 31, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING        VALUE OF UNEXERCISED
                                                            UNEXERCISED            IN-THE-MONEY
                                                         OPTIONS AT FY-END         OPTIONS/SARS
                           SHARES ACQUIRED    VALUE             (#)                AT FY-END ($)
                             ON EXERCISE     REALIZED       EXERCISABLE/           EXERCISABLE/
          NAME                   (#)           ($)         UNEXERCISABLE           UNEXERCISABLE
          ----             ---------------   --------   --------------------   --------------------
John P. Reilly...........           0               0    200,000/         0    $1,325,000/        0
Glen W. Lindemann........           0               0     16,667/   235,333        75,334/  $66,666
Steven L. Siemborski.....      37,500        $482,813          0/    25,000             0/   18,750
William J. Sickman.......           0               0     13,344/    62,656        59,337/   79,163

                           COMPENSATION OF DIRECTORS

     Effective April 1, 1998, the Board of Directors approved several changes to reduce Board costs. Prior to this date, the Directors, except for those who are also employees of the Corporation, received an annual stipend of $15,000, an attendance fee of $1,000 for each meeting of the Board of Directors, and an attendance fee of $750 for each separately called meeting of non-management Directors. In addition, the non-employee members of the Executive and Finance Committee received $3,000 per year, an attendance fee of $750 for each meeting of the Executive and Finance Committee, and a participation fee of $750 for each regularly scheduled telephonic meeting and $250 for each special telephonic meeting and members of the remaining committees other than the Stock Option Committee received $3,000 per year, an attendance fee of $250 for each meeting, and a participation fee of $250 for each telephonic meeting. In addition, the Directors received one-time grants of up to 3,000 shares of Class B Common Stock, depending upon when they first became directors, under the Figgie International Inc. Stock Purchase Plan for Directors and received certain death and other benefits.

     Effective April 1, 1998, the standing committees were reduced to the Audit Committee and the Management Development and Compensation Committee, the Nominating Committee, and the Stock Option Committee. There will be no annual fee paid to the members of the stock option and nominating committees. The Directors, except for those who are also employees of the Corporation, receive an annual stipend of $15,000, an attendance fee of $1,000 for each meeting of the Board of Directors and $750 for each telephonic meeting of the Board of Directors. In addition, the non-employee members of the Audit Committee and the Management Development and Compensation Committees receive $3,000 per year, and an attendance fee of $500 for each separate meeting (including telephonic meetings). Non-employee members of the Nominating Committee and the Stock Option Committee receive an attendance fee of $500 for each meeting (including telephonic meetings). The Directors also receive travel and lodging expenses in connection with their attendance at Board and committee meetings.

     The Corporation has agreed to pay a death benefit, in the amount of $200,000, to the estate of each Director, other than a Director who is also an employee, upon his death. This benefit is provided to a Director while in office and after retirement if he has served five (5) years. A Director who does not stand for re-election because he is 72 or older or a Director who does not stand for re-election and who was a Director in 1976 is designated a "Director Emeritus," is entitled to attend Board meetings of the Corporation, which reimburses his travel expenses incurred in attending such Board meetings, and is paid the annual fee to which Directors are entitled for a period ending upon the earlier of his death or the third anniversary of the date upon which he ceased to be a Director.

                                RETIREMENT PLANS

RETIREMENT INCOME PLAN II

     All of the Executive Officers of the Corporation are currently accruing retirement income credits under, or will accrue them upon their satisfaction of the eligibility requirements set forth in, the Salaried Employee Retirement Income Provisions of the Figgie International Inc. Retirement Income Plan II (the "Salaried Provisions"), a defined benefit pension plan. The Salaried Provisions cover the salaried employees of the Corporation except employees of certain non-participating divisions and subsidiaries. Directors who are not employees are not entitled to receive retirement benefits under the Figgie International Inc. Retirement Income Plan II.

     In general, the Salaried Provisions, as amended effective July 31, 1993, provide that salaried employees accrue dollar units of retirement income credits for each calendar year of participation in the Salaried Provisions on the basis of their "Annual Pensionable Earnings." To receive full benefits under the Salaried Provisions, employees must contribute two percent (2%) of their "Annual Pensionable Earnings" over their "Covered Compensation." The following sets forth the percentage Annual Pensionable Earnings which is accrued as a Retirement Income Credit under the Salaried Provisions:

                                         ANNUAL PENSIONABLE EARNINGS (1)
                                       ------------------------------------
                                            0-100%           OVER 100% OF
                                          OF COVERED           COVERED
                                       COMPENSATION (2)    COMPENSATION (2)
                                       ----------------    ----------------
Retirement Income Credit.............        0.7%                1.2%

---------------

(1) "Annual Pensionable Earnings" includes cash salaries and bonuses received by the participant but excludes any such earnings in excess of $160,000 for calendar year 1997 and thereafter (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code).

(2) "Covered Compensation" means the average of the contributions and benefit bases in effect under Section 230 of the Social Security Act for each such calendar year in the 35 calendar years ending immediately prior to each such calendar year. For calendar year 1998, Covered Compensation will equal $29,304.

     Generally, any salaried employee of the Corporation except employees of certain non-participating divisions and subsidiaries is eligible to participate in the Salaried Provisions after the earlier of the completion of one (1) year of service or attainment of age 40. A participant becomes vested in the Salaried Provisions five (5) years after the participant's hire date. Upon reaching normal retirement at age 65, each participant is generally entitled to receive an annual retirement benefit for life equal to the total of the retirement income credits accrued by him during his period of participation. Such benefit is not subject to any deduction for Social Security benefits. A reduced annual retirement income benefit may be payable to a retired employee under other actuarially equivalent forms of pay-out provided for in the Salaried Provisions. The Salaried Provisions also contain provisions for early retirement and preretirement death benefits payable to spouses and dependent children of certain deceased participants.

     As of December 31, 1997, the annual benefits payable upon retirement under the Salaried Provisions, including accrued benefits from the Prior Plan, to the Named Executive Officers are stated below. In determining such benefits, the executives' earnings were estimated through 1997 and were assumed not to exceed $160,000 after 1998. Covered Compensation ($29,304 for 1998) was assumed not to increase after 1998, the maximum allowable employer-funded benefit under the Internal Revenue Code (which is the greater of $130,000 or the accrued benefit as of December 31, 1982) was assumed to continue to retirement and executives were assumed to continue working until at least age 65 and to be fully vested. Based upon the preceding assumptions, the annual benefits payable to such persons including benefits payable as a result of voluntary contributions and the accrued benefits from the Prior Plan are as follows: Mr. Reilly -- $0 (as a result of Mr. Reilly's resignation); Mr. Lindemann -- $15,478; Mr.
Siemborski -- $0 (as a result of Mr. Siemborski's resignation); and Mr.
Sickman -- $9,595.

401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES

     All of the Executive Officers of the Corporation participate in the Figgie International Inc. 401(k) Savings Plan for Salaried Employees ("401(k) Plan"), a qualified defined contribution plan. The 401(k) Plan covers the salaried employees of the Corporation. Directors who are not employees are not entitled to receive benefits under the 401(k) Plan.

     Prior to July 1, 1997, under the 401(k) Plan employees were permitted to defer up to seven percent (7%) of their earnings, not to exceed $160,000 after 1996; and the Corporation did not contribute into the Plan. As of July 1, 1997, the Corporation amended the 401(k) Plan to permit employees to defer up to fifteen percent (15%) of the first $160,000 in earnings, not to exceed the $9,500 maximum deferral in 1997 ($10,000 after 1997). The Corporation also commenced making contributions into the 401(k) Plan. Effective July 1, 1997 the Corporation contributes one dollar for each dollar saved by the employee for the first one percent (1%) of earnings and twenty-five cents for each dollar saved for the next four percent (4%) of earnings (up to the maximum limits).

     The Corporation's contributions into the 401(k) Plan did not exceed two percent (2%) of the first $80,000 of the executives' earnings from July 1997 through December 1997, and do not exceed two percent (2%) of the first $160,000 of the executive earnings annually after 1997.

SENIOR EXECUTIVE BENEFITS PROGRAM

     The following plan table shows the annual benefits upon retirement at age 65 in 1997 for various combinations of compensation and lengths of service which may be payable under the Corporation's Senior Executive Benefits Program (the "SEBP") to the Named Executive Officers. These amounts are paid in addition to the amounts payable under the Corporation's Salaried Provisions discussed above.

                               PENSION PLAN TABLE

                       ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(1)
                  ---------------------------------------------------------------
REMUNERATION(2)   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
---------------   --------   --------   --------   --------   --------   --------
   $125,000       $ 16,390   $ 36,664   $ 29,854   $ 23,044   $ 16,233   $  9,423
    150,000         24,224     48,414     40,104     31,794     23,483     15,173
    175,000         33,857     62,864     53,954     45,044     36,133     27,223
    200,000         44,690     79,114     70,204     61,294     52,383     43,473
    225,000         55,524     95,364     86,454     77,544     68,633     59,723
    250,000         66,357    111,614    102,704     93,794     84,883     75,973
    300,000         88,024    144,144    135,204    117,383    117,383    108,473
    350,000        109,690    176,614    167,704    158,794    149,883    149,883
    400,000        131,357    209,114    200,204    191,294    182,383    173,473
    450,000        153,024    241,614    232,704    214,883    214,883    214,883
    500,000        174,690    274,114    265,204    256,294    247,383    238,473

---------------

(1) Annual benefits are computed on the basis of one hundred percent (100%) joint and survivor benefits. The annual benefits reflected in the table constitute sixty-five percent (65%) of final covered remuneration prorated for service less than fifteen (15) years, less assumed social security benefits of $24,156 and less assumed amounts of benefits payable under the Salaried Provisions. The benefits under the Salaried Provisions have been calculated based upon the assumptions that the amount of Covered Compensation, as defined in the Salaried Provisions, remains fixed for all years of participation and the amount of Annual Pensionable Earnings, as defined in the Salaried Provisions, is limited to amounts that do not exceed $160,000. (See the description of the Salaried Provisions set forth above. Accrual under the Salaried Provisions for years prior to 1997 may be less than as assumed.) The gross annual benefits will be increased by ten percent (10%) of the final covered remuneration for a participant in the SEBP as of February 18, 1987 or a person hired prior to February 18, 1987 who completes twenty (20) years of service. The annual benefits will be reduced by social security benefits and any retirement or deferred compensation plans of other employers.

(2) Consists of base salary and the installment payments that have been received by an executive under the discretionary bonus component of the Corporation's incentive bonus arrangements.

     As of December 31, 1997, the credit years of service for the Named Executive Officers are as follows: Mr. Lindemann, eight (8) years; Mr. Siemborski, three (3) years; and Mr. Sickman, nine (9) years.

     On March 31, 1998, the Board of Directors approved resolutions to restructure the retirement benefits for its executives in order to provide a more competitive benefit package. The resolutions directed Management to execute an amendment to the SEBP in order to freeze participation and benefits thereunder, and to enter into an agreement with Mr. Sickman to eliminate his rights to any and all benefits under the SEBP (for which the Company will offer 3,760 stock options to Mr. Sickman). The Board of Directors further resolved to establish two (2) non-qualified excess plans to provide supplemental benefits with respect to earnings in excess of the 401(a)(17) Limit. These non-qualified defined benefit and defined contribution plans will provide benefits similar to the Salaried Provisions in the Figgie International Inc. Retirement Income Plan II and the 401(k) Plan for earnings in excess of the IRC Limits. These plans will cover all excess earnings beginning on January 1, 1998. In anticipation of this action, Mr. Lindemann was not offered participation in the SEBP.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation entered into a letter agreement dated October 15, 1997 (the "Letter Agreement") with Glen W. Lindemann. The Letter Agreement provides for Mr. Lindemann's employment as President and CEO of the Corporation from October 1, 1997 through December 31, 1997, at a base salary of $29,166.67 per month. In addition, the Letter Agreement provides Mr. Lindemann the following: (i) participation in the Corporation's executive bonus and benefit plans with a guaranteed minimum bonus of $7,500 per month for the three month period with a minimum bonus of $16,250 per month should certain corporate performance targets be met; and (ii) an option to purchase 200,000 shares of the Corporation's Class A Common Stock, at an option price equal to the market closing price on September 19, 1997. It is anticipated that the Corporation will enter into an employment agreement with Mr. Lindemann for a three year period.

     The Corporation entered into an amended and restated management agreement dated June 9, 1997 (the "Restated Agreement") with Glen W. Lindemann. The Restated Agreement provided for Mr. Lindemann's employment until December 31, 1998, and automatic extensions for successive one year terms thereafter, as President of the Corporation's Scott Aviation division. Either the Corporation or Mr. Lindemann could have terminated the Restated Agreement on December 31, 1998 or at the end of any successive one year term thereafter. If Mr. Lindemann's employment were terminated due to his retirement or death, his benefits would have been determined in accordance with the Corporation's retirement and benefit plans then in effect in which Mr. Lindemann was then a participant. In the event Mr. Lindemann had become disabled, the Corporation could have terminated the Restated Agreement (but not Mr. Lindemann's employment), and Mr. Lindemann's benefits would have been determined in accordance with the Corporation's disability and other applicable plans then in effect. If the Corporation terminated Mr. Lindemann's employment other than for cause (as defined), the Corporation would have continued to pay Mr. Lindemann his monthly base salary then in effect, as well as his life insurance and health care benefits (unless comparable benefits were provided by a subsequent employer), for twenty-four (24) full calendar months following the date of such termination. In such an event, Mr. Lindemann would also have been entitled to reimbursement for the cost of outplacement services in an amount equal to up to seventeen percent (17%) of his annual base salary. In the event of any termination, the Corporation would have been obligated to pay when due all other benefits to which Mr. Lindemann had a vested right.

     The Corporation entered into an employment agreement dated January 1, 1995 (the "Executive Agreement") with John P. Reilly. The Executive Agreement provided for Mr. Reilly's employment as CEO of the Corporation at an annual base salary of $500,000. In addition, the Executive Agreement provided Mr. Reilly the following: (i) a guaranteed lump sum payment for 1995 of $250,000 (which was paid) if he remained an employee of the Corporation until April 30, 1996; (ii) the right (which was exercised) to acquire 30,000 shares of the Corporation's Common Stock pursuant to the terms of the Restricted Stock Plan; and (iii) an option to purchase 500,000 shares of the Corporation's Class A Common Stock pursuant to the Stock Option Plan, at an option price equal to the fair market value of such stock determined under the plan, exercisable not later than the seventh anniversary of the date of issuance (which was granted). In addition, the Executive Agreement entitled Mr. Reilly to participate in the Corporation's regular bonus and benefit plans for senior executives. In the event of Mr. Reilly's death or disability (as defined), Mr. Reilly's employment would have been deemed to have terminated, except that the Corporation would have been required to pay a pro rata portion of any guaranteed payment or bonus otherwise payable. If the Corporation had terminated Mr. Reilly's employment without good cause (as defined), then the Corporation would have been required to pay Mr. Reilly's base salary for the greater of (i) two (2) years or (ii) the remainder of the term of the Executive Agreement. The Executive Agreement would have terminated on

January 1, 1998, subject to automatic extensions for successive one-year periods unless the Corporation or Mr. Reilly had given notice of termination. Mr. Reilly resigned from the Corporation on January 24, 1997.

     The Corporation entered into an employment agreement dated July 1, 1994 (the "Employment Contract") with former Officer Steven L. Siemborski. As previously disclosed, Mr. Siemborski left the Corporation on March 31, 1998. The Employment Contract provided for Mr. Siemborski's employment as Senior Vice President and Chief Financial Officer of the Corporation at an annual base salary of $350,000. In addition, the Employment Agreement provided Mr. Siemborski the following: (i) a special $50,000 transition payment (which was paid in 1994), an incentive bonus of $25,000 for reducing financial consulting fees by fifty percent (50%) during his first four (4) months of employment (which was paid on June 30, 1995) and an additional incentive bonus of $50,000 for reducing such financial consulting fees to zero by June 30, 1995 (which was paid on June 30, 1995) during the first year of the Employment Contract; (ii) the greater of a bonus of $50,000 or the bonus payable to him with respect to the 1995 calendar year under the regular bonus programs of the Corporation during the second year of the Employment Contract (which was paid); and (iii) a discretionary bonus under the regular bonus programs of the Corporation during the third and fourth years of the Employment Contract. Mr. Siemborski also received the right to purchase 150,000 shares of the Corporation's Common Stock, the class to be determined by the Stock Option Committee, for one dollar ($1.00) per share in four annual increments of 37,500 shares exercisable between July 1st and the following November 1st beginning in 1994. (Mr. Siemborski has exercised fully his right to acquire shares of Class A Common Stock.) In addition, Mr. Siemborski was given the right to participate in other benefit plans provided by the Corporation, and to be reimbursed for all reasonable expenses incurred while performing his duties under the Employment Contract. Further, the Employment Contract provided that in the event Mr. Siemborski's employment was terminated due to death or disability (as defined), Mr. Siemborski (or his successor in interest) would have been entitled to the pro rata portion of any bonus which would have been payable during the second, third and fourth years of the Employment Contract and to his stock purchase rights under the Employment Contract. The Employment Contract also provided that in the event Mr. Siemborski's employment was terminated by the Corporation without good cause (as defined) or by Mr. Siemborski for good reason (as defined), Mr. Siemborski would have been entitled to his stock purchase rights under the Employment Contract and to severance pay based upon the date of termination of his employment as follows: (i) if employment was terminated during the first year of the Employment Contract, a proportional amount of $400,000 with respect to the year of his termination and $400,000, $350,000 and $350,000 for the succeeding three (3) years; (ii) if employment was terminated during the second year of the Employment Contract, a proportional amount of $400,000 with respect to that year and $350,000 for each of the next succeeding two (2) years; or
(iii) if employment was terminated during the third year of the Employment Contract, a proportional amount of $350,000 with respect to that year and $350,000 for the succeeding year.

     The Corporation entered into an amended and restated management agreement dated June 11, 1997 (the Amended Agreement) with William J. Sickman. The Amended Agreement provides for Mr. Sickman's employment for a three-year term, and automatic extensions for successive one-year terms thereafter, as Vice President, Corporate Relations of the Corporation. Under the terms of this agreement, either the Corporation or Mr. Sickman can terminate the Amended Agreement at the end of the initial three-year period or at the end of any successive one-year term thereafter. If Mr. Sickman's employment is terminated due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and benefits plans then in effect in which Mr. Sickman is then a participant. In the event Mr. Sickman becomes disabled, the Corporation can terminate Mr. Sickman's Amended Agreement (but not Mr. Sickman's employment), and Mr. Sickman's benefits will be determined in accordance with the Corporation's disability and other applicable plans then in effect. If the Corporation terminates

Mr. Sickman's employment other than for cause (as defined) or Mr. Sickman terminates his employment for good reason (as defined), the Corporation will, at Mr. Sickman's election, either continue to pay Mr. Sickman his monthly base salary then in effect for twenty-four (24) full calendar months following the date of such termination or make a lump sum payment to Mr. Sickman of the amount due. In addition, the Corporation will make payment to Mr. Sickman of an amount equal to twelve (12) months of the monthly vehicle allowance payments being received at the time of termination; a performance bonus, pro-rated for the current year up to the date of termination; and all options previously granted to Mr. Sickman pursuant to the Stock Option Plan will become immediately vested and the period to exercise such options will be extended to the earlier of: one
(1) year from the date of termination, and the expiration date of the grant. The Corporation also will be obligated to continue to provide Mr. Sickman with his life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer) for twenty-four months on the same terms and at the same cost as provided to a similarly situated full-time employee; and the period of severance will be counted towards vesting in the Corporation's Senior Executive Benefit Plan. In such an event, Mr. Sickman will also be entitled to outplacement services in an amount equal to up to seventeen percent (17%) of his annual base salary. In the event of any termination, the Corporation will be obligated to pay when due all other benefits to which Mr. Sickman has a vested right.

                            STOCK PERFORMANCE GRAPH

     The graph reflects a cumulative five year total return on an investment of $100 on December 31, 1992 in Figgie International Inc. Class A and Class B Common Stock, the Nasdaq Market Index, and the peer group used by the Corporation in its 1997 Proxy statement (the "Old Peer Group") and a newly constructed peer group and assumes dividend reinvestment through the fiscal year ending December 31, 1997, which was constructed because the Old Peer Group included companies which did not have the intended capitalization. The returns of each company in the peer group are weighted based upon market capitalization.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                    AMONG FIGGIE INTERNATIONAL INC. CLASS A
                     AND B, THE NASDAQ STOCK MARKET (U.S.)
                 INDEX, AN OLD PEER GROUP AND A NEW PEER GROUP

                           FIGGIE          FIGGIE
                        INTERNATIONAL  INTERNATIONAL,      NEW
  MEASUREMENT PERIOD        INC.            INC.          PEER       OLD PEER
(FISCAL YEAR COVERED)      CLASS A        CLASS B         GROUP        GROUP       NASDAQ
12/92                            100            100            100          100          100
12/93                             83             81            110          126          115
12/94                             38             36             93          124          112
12/95                             64             58             88          146          159
12/96                             74             61             98          169          195
12/97                             80             69            118          198          240

---------------

* $100 invested on 12/31/92 in stock or index, including reinvestment of dividends; fiscal year ending December 31.

     The Old Peer Group was constructed to closely resemble the Corporation's market capitalization. The companies in the Corporation's Old Peer Group were companies included on the Fortune 500 Industrial and Farm Equipment companies list and the Corporation intended for the selected companies to have a market capitalization of between $50 million and $600 million. The Old Peer Group consisted of the companies set forth below:

     Ago Corporation                          NAACO Industries Inc.
     Detroit Diesel Corporation               National Presto Industries Inc.
     Fedders Corporation                      Pentair Inc.
     Figgie International Inc. Class A        Tecumseh Products Co.
     Giddings & Lewis Inc.                    Terex Corp.
     IMO Industries Inc.                      The Toro Company
     Lincoln Electric Company

     The New Peer Group was adjusted in 1998 to include only those companies whose market capitalization fell within the above mentioned parameters. The newly constructed peer group consists of the companies set forth below:

     Detroit Diesel Corporation
     Fedders Corporation
     Figgie International Inc. Class A
     IMO Industries Inc.
     National Presto Industries Inc.
     Terex Corp.
     The Toro Company

                              CERTAIN TRANSACTIONS

     On March 8, 1996, the Corporation loaned to Steven L. Siemborski, the Corporation's former Senior Vice President and Chief Financial Officer and a Director, $430,000 with interest at the applicable Federal Rate of 5.32% in lieu of Mr. Siemborski selling stock and using the proceeds to repay a loan he incurred in order to pay income taxes resulting from his purchase of 75,000 shares of Class A Common Stock in 1994 and 1995 pursuant to his Employment Contract. The principal and interest on the loan were due on March 8, 1997. Further, the Corporation agreed to pay to Mr. Siemborski a bonus in an amount equal to the accrued interest, grossed-up for all applicable taxes, provided that Mr. Siemborski was not then in default on the loan. Upon maturity of the loan, the loan note was canceled and a new note with a maturity date of March 11, 1998, and with otherwise identical terms as contained in the original note, was executed. In addition, in November 1996, the Corporation paid withholding taxes in the amount of $165,000 owed by Mr. Siemborski upon his acquisition of 37,500 shares of Class A Common Stock pursuant to his Employment Contract. Mr. Siemborski reimbursed the Corporation for such payment on March 17, 1997. Mr. Siemborski repaid this loan in full on December 30, 1997.

                   APPROVAL OF THE PROPOSED AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                     TO CHANGE THE NAME OF THE CORPORATION

     The text of Article First of the Restated Certificate of Incorporation of Figgie International Inc., constituting the provision establishing the name of the Corporation, as proposed to be amended, is included in the Form of Certificate of Amendment to Restated Certificate of Incorporation attached as Exhibit A to this Proxy Statement. The discussion, which follows, is qualified in its entirety by reference to the text of this Article as proposed to be amended.

     At its meeting on February 24, 1998, the Board of Directors unanimously adopted a resolution approving a proposed amendment (the "Amendment") to Article First of the Restated Certificate of Incorporation of the Corporation, to change the name of the Corporation to Scott Technologies, Inc. The Board of Directors has concluded that approval of the Amendment would be in the best interests of the Corporation and its stockholders and the Board recommends that stockholders vote for approval of the Amendment for the reasons outlined below. In summary, the Board believes that the Amendment is in the best interests of the stockholders because the name, Scott Technologies, Inc, more accurately communicates the Corporation's view of its Scott Aviation division as the cornerstone of its business, and more accurately reflects the Corporation's strategic focus to rebuild the Corporation's business around its Scott Aviation division.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     The proposed name change will not affect the operations or businesses, or the rights of stockholders, of the Corporation. As soon as practicable following effectiveness of the Certificate of Amendment, the Corporation will cause transmittal letters to be mailed to stockholders for use in forwarding their stock certificates for surrender and exchange for new stock certificates.

RECOMMENDATION; REQUIRED VOTE

     Approval of the Proposed Amendment to the Restated Certificate of Incorporation will require the affirmative vote of holders of shares representing a majority of the votes of the outstanding shares, provided a quorum is present.

            THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO BE IN
           THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS
              AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT

                  APPROVAL OF THE DIRECTORS' STOCK OPTION PLAN

     The following is a brief description of the material features of the Directors' Stock Option Plan. Such description is qualified in its entirety by reference to such plan, a copy of which is attached hereto as Exhibit B.

     On March 31, 1998, the Board of Directors approved, subject to stockholder approval, the Directors' Stock Option Plan (the "Plan"), providing for the granting to members of the Board of Directors who are not employees of the Corporation and its subsidiaries ("Outside Directors") of options to purchase not more than 175,000 shares of Class A Common Stock of the Corporation. The Plan, which would be effective July 1, 1998, provides for the issuance to Outside Directors of nonqualified stock options. The

Plan is intended to replace the Corporation's 1993 Restricted Stock Purchase Plan for Directors which will terminate in July 1998.

PURPOSE OF THE PLAN

     The Board of Directors adopted the Plan because it believes that the Plan will promote the long-term growth and profitability of the Corporation and improve stockholder value by more closely aligning Outside Directors' economic interests with those of the Corporation's stockholders. If the Plan is approved by the stockholders, options to purchase shares of Class A Common Stock will automatically be issued to Outside Directors under the terms of the Plan.

GRANT OF OPTIONS TO ELIGIBLE PERSONS

     The Plan provides that options for 2,500 shares of Class A Common Stock will be granted on July 1st, 1998 and each subsequent July 1st during the period the Plan is in effect to each person who is an Outside Director on such July 1st. Each such option shall be in addition to any other options granted to the Director under the Plan on any prior July 1st. There are currently five (5) Outside Directors. If the nominees for election as Directors are adopted, there will be five (5) Outside Directors. No options will be granted pursuant to the Plan, until the stockholders have approved the plan.

SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Class A Common Stock for which options may be granted under the Plan is 175,000 shares of authorized and unissued shares of Class A Common Stock. All shares of Class A Common Stock which are the subject of any lapsed, expired or terminated options will be available for reoffering under the Plan.

     In the event that subsequent to the date of adoption of the Plan by the Board of Directors the total outstanding shares of the Corporation's Class A Common Stock should be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock of the Corporation or of another corporation, appropriate adjustments reflecting such changes will be made with respect to both the number of shares for which options may be granted in the future and the number and the exercise price for shares already subject to existing options.

OPTION PROVISIONS

     Option Price. The option price per share of Class A Common Stock under the Plan will be one hundred percent (100%) of the fair market value of a share of Class A Common Stock on the date such an option is granted.

     Period of Option.  Each option will be exercisable for a period of seven
(7) years from the date upon which the option is granted. However, an option will be subject to earlier termination if an optionee ceases to be a Director.

     Limitations on Exercise and Transfer of Options. Only the Director to whom the option is granted may exercise the option except where a guardian or other legal representative has been duly appointed for the Director and except as otherwise provided in the case of the Director's death. No option is transferable otherwise than by the Last Will and Testament of the Director to whom it is granted or, if the Director dies intestate, by the applicable laws of descent and distribution. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Conditions Governing Exercise of Option. Options may be exercised by the optionee giving written notice to the Corporation of the optionee's exercise of the option accompanied by full payment of the purchase price in cash. Each option will become exercisable in thirds beginning twelve (12) months after the date of grant as follows:

        CUMULATIVE NUMBER OF SHARES
          OF CLASS A COMMON STOCK
            AS TO WHICH OPTION                     JULY 1 ON WHICH THE PORTION
             MAY BE EXERCISED                    OF THE OPTION MAY BE EXERCISED
       -----------------------------    -------------------------------------------------
                    834                               12 months after grant
                   1,667                              24 months after grant
                   2,500                              36 months after grant

Notwithstanding the foregoing, if an optionee is unable to run for reelection as a Director during the first six (6) months of a calendar year because he has attained the maximum age for Directors (set forth in a policy of the Corporation), as further described under "Compensation of Directors" herein), shares of Class A Common Stock which would have become exercisable on the following July 1st will instead become exercisable on the date the Corporation mails proxy material for the annual meeting of its stockholders at which such Director will not be reelected. To the extent that an option has become exercisable with respect to a number of shares of Class A Common Stock, as provided above, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares.
Notwithstanding anything in the Plan to the contrary, in the event of a "change in control," all outstanding options shall automatically become immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such options. Thereafter, an optionee may exercise any and all outstanding options (in whole or in part), whether or not such options are by their terms fully exercisable at such time). For purposes of the Plan, the term "change in control" is defined to include, without limitation, the occurrence of the following events: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Corporation) for ten percent (10%) or more of the Corporation's Common Stock of any class or any securities convertible into such Common Stock; (ii) the receipt by the Corporation of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Corporation's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Corporation of an agreement providing for any consolidation or merger of the Corporation in which the Corporation will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Corporation would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of Common Stock of all classes of the Corporation immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Corporation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Corporation.

     Cessation of Status as a Director. If an optionee ceases to be a Director, the optionee shall be able to exercise an option during the three (3) months after the date the optionee ceased to be a Director (but not beyond the original term of the option) if the reason for the optionee's cessation as a Director was other than his death. If an optionee should die prior to the expiration of an option, the optionee's estate, or the person designated in his Last Will and Testament, or the person to whom the option is transferred by the applicable laws of descent and distribution shall be able to exercise the option during the one (1) year period after the date the optionee ceased to be a Director (but not beyond the original term of the option) if either (i) the optionee died while he was a Director of the Corporation or (ii) the optionee died within three (3) months after ceasing to be a Director of the Corporation.

ADMINISTRATION OF THE PLAN

     If adopted, the Plan will be self-executing and will not involve any discretion as to the dates on which options are to be granted, the persons to whom options are to be granted, the number of shares of Class A Common Stock subject to options, the period of an option or the dates upon which an option will become exercisable. Thus, the administration of the Plan will be purely ministerial and will be done by the personnel of the Corporation's Legal Department.

AMENDMENTS TO THE PLAN

     Subject to the approval of the stockholders of the Corporation, the Corporation may at any time amend, modify, suspend or terminate the Plan.

TERMINATION OF THE PLAN

     The Plan will terminate on June 30, 2005. All options outstanding at the time of termination of the Plan will continue in full force and effect according to their terms and the terms and conditions of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     An optionee will not realize income upon the granting of options under the Plan; however, in any year in which an optionee exercises a part or all of such option, the excess, if any, of the fair market value of the shares of Class A Common Stock at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Corporation will be entitled to a tax deduction for the same amount in the same year.

RECOMMENDATION; REQUIRED VOTE

     Approval of the Plan will require the affirmative vote of holders of shares representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present.

                      THE BOARD OF DIRECTORS CONSIDERS THE
                      FIGGIE INTERNATIONAL INC. DIRECTORS'
                 STOCK OPTION PLAN TO BE IN THE BEST INTERESTS
             OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS
                        A VOTE FOR APPROVAL OF THE PLAN.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who own more than ten percent (10%) of the Corporation's outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Corporation's Common Stock and other equity securities. Specific due dates for these records have been established and the Corporation is required to report in this proxy statement any failure to file by these dates in 1997. Robert P. Collins was required to file Form 3 within ten (10) days of his election as a director of the Corporation on December 10, 1997. Mr. Collins' Form 3 was filed on April 9, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's independent public accountants for the fiscal year ended 1997 were Arthur Andersen LLP. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

                       STOCKHOLDER PROPOSAL REQUIREMENTS

     Any stockholder who wishes to submit a proposal for inclusion in the proxy material to be disseminated by the Corporation in connection with its 1999 Annual Meeting must do so no later than December 17, 1998. To be eligible for inclusion in the 1999 proxy material, such proposal must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934. In order to be considered at an Annual Meeting, a stockholder proposal must be presented by the proponents or their representatives in attendance at the meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

     To the extent that information contained in this Proxy Statement is within the knowledge of persons other than the management of the Corporation, the Corporation has relied on such persons for the accuracy and completeness thereof.

     Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Corporation will mail, at no charge to the stockholder, a copy of the Corporation's annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Corporation's most recent fiscal year. Requests from beneficial owners of the Corporation's voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

                            Investor Relations Department
                            Figgie International Inc.
                            5875 Landerbrook Drive, Suite 250
                            Mayfield Heights, Ohio 44124

     You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                           By Order of the Board of Directors
                                           Glen W. Lindemann
                                           President and Chief Executive Officer
Dated: April 17, 1998

                                                                       EXHIBIT A

                        FORM OF CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           FIGGIE INTERNATIONAL INC.

       PURSUANT TO SECTION 103 AND SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

     The undersigned, Glen W. Lindemann and William J. Sickman certify that they are the President and Secretary, respectively, of Figgie International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and do hereby further certify as follows:

          1. The name of the Company is Figgie International Inc.

          2. This Certificate of Amendment was unanimously approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          3. Article FIRST of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

             FIRST: The name of the Corporation is Scott Technologies, Inc. (hereinafter the "Company").

     IN WITNESS WHEREOF, Figgie International Inc. has caused this Certificate of Amendment to be signed by Glen W. Lindemann, its President, and attested by William J. Sickman, its Secretary, this ____ day of ____________, 1998.

                                              FIGGIE INTERNATIONAL INC.

                                              ----------------------------------
                                              Glen W. Lindemann
ATTEST:

------------------------------------------------------
William J. Sickman

                                                                       EXHIBIT B

                          DIRECTORS' STOCK OPTION PLAN

     Figgie International Inc. hereby adopts a stock option plan for the benefit of certain members of its Board of Directors and subject to the terms and provisions set forth below.

     1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

          (a) The word "Board" shall mean the Board of Directors of the Company.

          (b) The words "Common Stock" shall mean the Class A Common Stock, $0.10 par value, of the Company.

          (c) The word "Company" shall mean Figgie International Inc., a Delaware corporation, and any successor thereto which shall maintain this Plan.

          (d) The word "Director" shall mean a member of the Board.

          (e) The word "Optionee" shall mean any Director to whom a stock option has been granted pursuant to this Plan.

          (f) The words "Outside Director" shall mean a Director who is not an employee of the Company or a Subsidiary.

          (g) The word "Plan" shall mean this instrument, the Figgie International Inc. Directors' Stock Option Plan, as it is originally adopted and as it may be amended hereafter.

          (h) The word "Subsidiary" shall mean any corporation at least fifty percent (50%) of the common stock of which is owned directly or indirectly by the Company.

     2. Purpose of the Plan. The purpose of this Plan is to provide Outside Directors of the Company with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of this Plan is that if such persons acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such persons to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, on each July 1st during the effective period of this Plan, grant to Outside Directors options to purchase Common Stock in accordance with the terms and subject to the conditions set forth in this Plan. All such options shall be non-qualified stock options.

     3. Effective Date of the Plan. This Plan shall become effective on July 1, 1998, subject to approval of a majority of the votes of holders of Class A Common Stock and holders of Class B Common Stock present in person or represented by proxy at a duly constituted meeting of the stockholders of the Company voting together and not as separate Classes. In the event that the foregoing condition is not satisfied within twelve (12) months after the date this Plan is adopted, this Plan and any options granted hereunder shall be null and void. If, however, this Plan is so approved, subject to the provisions of
Section 10 hereof, no further stockholder approval shall be required with respect to the granting of any options pursuant to this Plan.

     4. Administration of the Plan. This Plan shall be administered by the Company. Subject to the terms and conditions of this Plan, the Company shall have full and final authority in its absolute discretion to construe and interpret this Plan and the instruments evidencing options granted under this Plan. Any such construction or interpretation shall, to the extent permitted by law, be conclusive and binding upon all Optionees under this Plan and upon any person claiming under or through such an Optionee.

     5. Grant of Options to Eligible Persons. Subject to the restrictions herein contained, on July 1, 1998, the effective date of this Plan, and each subsequent July 1st during the period that this Plan is in effect, each person who is an Outside Director on each such July 1st shall be granted an option to purchase 2,500 shares of Common Stock. Each such option shall be in addition to any other options granted to the Director under this Plan on any prior July 1st.

     6. Shares Subject to the Plan. Subject to the provisions of the next succeeding paragraph of this Section, the aggregate number of shares of Common Stock for which options may be granted under this Plan shall be 175,000 shares of authorized and unissued shares of Common Stock which shall be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options shall thereafter be available for reoffering under this Plan to any Outside Director. If an option granted under this Plan is exercised pursuant to the terms and conditions set forth in Subsection 7(d) hereof, any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under this Plan.

     In the event that subsequent to the date of adoption of this Plan by the Board the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change or a special dividend or other distribution to the Company's stockholders, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under this Plan and each share of Common Stock available for additional grants of options under this Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and
(iii) the Company shall make such other adjustments to the securities subject to options, the provisions of this Plan, and the option agreements as may be appropriate or equitable, in order to prevent dilution or enlargement of option rights and any such adjustment shall be final, binding and conclusive as to each Optionee.

     7. Option Provisions.

     (a) OPTION PRICE. The option price per share of Common Stock which is the subject of a stock option under this Plan shall be one hundred percent (100%) of the fair market value of a share of Common Stock on the date the stock option is granted.

     (b) PERIOD OF OPTION. Each option shall be exercisable for seven (7) years from the date upon which the option is granted. Each option shall be subject to earlier termination as provided in Subsection 7(e) hereof.

     (c) LIMITATION ON EXERCISE AND TRANSFER OF OPTION. Except as otherwise provided in the event of an Optionee's death, only the Optionee may exercise an option, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the

Optionee. No option granted hereunder shall be transferable other than by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by the applicable laws of descent and distribution. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

     (d) CONDITIONS GOVERNING EXERCISE OF OPTION. Except as provided in Subsection 7(e) hereof, options shall be exercisable as set forth in this Subsection. Each option will not be exercisable as of the July 1 on which such option is granted pursuant to Section 5 hereof. After such date the Optionee shall become entitled to exercise the option as follows:

   CUMULATIVE NUMBER          JULY 1 ON WHICH
  OF SHARES OF COMMON       THE PORTION OF THE
   STOCK AS TO WHICH           OPTION MAY BE
OPTION MAY BE EXERCISED          EXERCISED
-----------------------   -----------------------
           834             12 months after grant
         1,667             24 months after grant
         2,500             36 months after grant

To the extent that an option has become exercisable with respect to a number of shares of Common Stock, as provided above, the option may thereafter be exercised by the Optionee either as to all or any part of such whole shares at any time or from time to time prior to the expiration of the option pursuant to Subsection 7(b) or 7(e) hereof. Notwithstanding the foregoing, if an Optionee is unable to run for reelection as a Director during the first six (6) months of a calendar year because he has attained the maximum age for Directors (as set forth in a policy of the Company), shares of Common Stock which would have become exercisable on the following July 1st will instead become exercisable on the date the Company mails proxy material for the annual meeting of its stockholders at which such Director will not be reelected.

     Options shall be exercised by the Optionee giving written notice to the Secretary of the Company at its principal office, by certified mail, return receipt requested, of the Optionee's exercise of the option and the number of shares of Common Stock with respect to which the option is being exercised, accompanied by full payment of the purchase price in cash. Such notice shall be deemed delivered when deposited in the mails. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" all outstanding options shall automatically become immediately exercisable notwithstanding any vesting limitations otherwise previously imposed on such options. Thereafter an Optionee may exercise any and all outstanding options (in whole or in part), whether or not such options are by their terms fully exercisable at such time. The term "change in control" shall include, but not limited to: (A) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for ten percent (10%) or more of the Company's common stock of any class or any securities convertible into such common stock;
(B) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (C) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holder of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (D) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; and (E) the adoption of any plan or proposal of the liquidation (but not a partial liquidation) or dissolution of the Company.

     (e) Cessation of Status as a Director. If an Optionee ceases to be a Director, any of his or her options shall be exercisable as follows:

     (i) the Optionee shall be able to exercise an option during the three (3) months after the date the Optionee ceased to be a Director (but not beyond the original term of the option) if the reason for the Optionee's cessation as a Director was other than his death; or

     (ii) the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution shall be able to exercise an option during the one (1) year period after the date the Optionee ceased to be a Director (but not beyond the original term of the option) if either (A) the reason for the Optionee's cessation as a Director was his death or (B) the Optionee died within three (3) months after ceasing to be a Director.

     8. Investment Representation, Approvals and Listing. The Company may condition its grant of any option hereunder upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

          "Optionee agrees that any shares of Common Stock of Figgie International Inc. which Optionee may acquire by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Figgie International Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event Figgie International Inc. is otherwise satisfied that the offer or sale of the shares of Common Stock which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended".

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under this Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares of Common Stock to listing on any national securities exchange on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Company, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

     9. General Provisions.

     (a) OPTION AGREEMENTS WILL BE IDENTICAL. The form and substance of option agreements under this Plan will be identical.

     (b) NO RIGHT TO SERVE AS A MEMBER OF THE BOARD, ETC. Nothing in this Plan or in any option agreement shall confer upon any Optionee any right to continue to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in this Plan or such option agreement, or to interfere with or limit the right of the stockholders of the Company to remove him or her as a member of the Board with or without cause.

     (c) OPTIONEE DOES NOT HAVE RIGHTS OF STOCKHOLDER. Nothing contained in this Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

     (d) SUCCESSORS IN INTEREST. This Plan shall be binding upon the successors and assigns of the Company.

     (e) NO LIABILITY UPON DISTRIBUTION OF SHARES. The liability of the Company under this Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

     (f) TAXES. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

     (g) USE OF PROCEEDS. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to this Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

     (h) EXPENSES. The expenses of administering this Plan shall be borne by the Company.

     (i) CAPTIONS. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

     (j) NUMBER. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

     (k) GENDER. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

     10. Amendments to the Plan. Subject to the approval of the stockholders, the Company may at any time amend, modify, suspend or terminate this Plan. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

     11. Termination of the Plan. This Plan shall terminate on June 30, 2005, and thereafter no options shall be granted under this Plan. All options outstanding at the time of termination of this Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of this Plan.

     12. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

     13. Venue. The venue of any claim brought hereunder by a Director shall be Cleveland, Ohio.

                                DETACH HERE                               FGA 2



[FIGGIE
INTERNATIONAL LOGO]                                PROXY/VOTING INSTRUCTION CARD

FIGGIE INTERNATIONAL INC. CLASS A COMMON STOCK

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 1998.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

                                      PROXY

The undersigned hereby appoints William Sickman and Debra Kackley, and both of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at Figgie International Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124, on Wednesday, May 20, 1998 at 1:00 p.m. EST, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote for the election of all listed nominees as Directors if the applicable box is not marked and at their discretion on any other matter that may properly come before the meeting.

Nominees for election as Directors are: F. Rush McKnight, John P. Reilly, Frank
N. Linsalata.














PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 1628, BOSTON, MA 02105-1628, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

                   Continued and To Be Signed on Reverse Side

                                                                     See Reverse
                                                                         Side

                             DETACH HERE                              FGA, FGB 2

         PLEASE MARK
X        VOTES AS IN
         THIS EXAMPLE.

      1. Approval of Amendment to Restated Certificate
         of Incorporation.                                                                       DIRECTORS RECOMMEND
                                                                                                  A VOTE "FOR" THE
                                                                                                      PROPOSAL.



                  FOR               WITHHELD


         For all nominees except as noted above


      2. Election of all Nominees as Directors.                                                  DIRECTORS RECOMMEND
                                                                                                  A VOTE "FOR" THE
                                                                                                      PROPOSAL.




                  Nominees: F. Rush McKnight
                            John P. Reilly
                            Frank N. Linsalata

                  FOR                       WITHHELD


      3. Approval of Directors Stock Option Plan                                                 DIRECTORS RECOMMEND
                                                                                                  A VOTE "FOR" THE
                                                                                                    PROPOSAL



                  FOR                       WITHHELD



                                   MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                   Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.


Signature:________________________ Date:_______________

Signature:________________________ Date:_______________

FG103 1
                                DETACH HERE


[FIGGIE
INTERNATIONAL LOGO]                                PROXY/VOTING INSTRUCTION CARD

FIGGIE INTERNATIONAL INC. CLASS A COMMON STOCK/CLASS B COMMON STOCK

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 1998.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

                                      PROXY

The undersigned hereby appoints William Sickman and Debra Kackley, and both of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at Figgie International Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124, on Wednesday, May 20, 1998 at 1:00 p.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of all nominees as Directors, "FOR" the adoption of the Amendment to the Restated Certificate of Incorporation, and "FOR" the approval of the Directors' Stock Option Plan if the applicable box is not marked and at their discretion on any other matter that may properly come before the meeting.

Nominees for election as Directors are: F. Rush McKnight, John P. Reilly, Frank
N. Linsalata.















PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 1628, BOSTON, MA 02105-1628, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                          SEE REVERSE
    SIDE                                                                 SIDE

FG103 1
                             DETACH HERE
         PLEASE MARK
X        VOTES AS IN
         THIS EXAMPLE.

     THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.


     1.  Election of all Nominees as Directors.



                  NOMINEES: F. Rush McKnight, John P. Reilly
                            and Frank N. Linsalata

                          FOR                    WITHHELD
               [ ]        ALL              [ ]   FROM ALL
                       NOMINEES                  NOMINEES

     [ ] ____________________________________________
            For all nominees except as noted above


     2.  Approval of Amendment to Restated Certificate      FOR               AGAINST             ABSTAIN
         of Incorporation.                                  [ ]                 [ ]                 [ ]


     3.  Approval of Directors' Stock Option Plan.          [ ]                 [ ]                 [ ]


                                                      MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]

                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                      Please sign and return this Proxy Card so
                                                      that your shares can be represented at the
                                                      meeting. If signing for a corporation or
                                                      partnership or as agent, attorney or
                                                      fiduciary, indicate the capacity in which you
                                                      are signing. If you vote by ballot, such vote
                                                      will supersede this proxy.


Signature:________________________ Date:_________     Signature:________________________ Date:_________